EXHIBIT 23.2

 Consent of Independent Registered Public Accounting Firm

The Board of Directors
E-Debit Global Corporation:

We consent to the incorporation by reference in this Form S-8 Registration Statement of E-Debit Global Corporation of our report dated April 15, 2010, relating to the consolidated financial statements of E-Debit Global Corporation and Subsidiaries as of December 31, 2009 and 2008 and for the years ended December 31, 2009 and 2008.

/s/ Cordovano and Honeck LLP
Cordovano and Honeck LLP
Englewood, Colorado
September 10, 2010